Exhibit 99.1

FOR IMMEDIATE RELEASE

CALIFORNIA INDEPENDENT BANCORP AND FEATHER RIVER STATE BANK NAME JOHN JELAVICH PRESIDENT AND CEO;

YUBA CITY, CA. July 16, 2002—California Independent Bancorp (NASDAQ: CIBN) and its subsidiary, Feather River State Bank ("the Bank") today announced that John Jelavich has accepted a permanent appointment to the positions of President and Chief Executive Officer of California Independent Bancorp and the Bank. The boards of directors appointed Mr. Jelavich to serve as interim president and chief executive officer of California Independent Bancorp and the Bank on May 10, 2002. Mr. Jelavich commented, "I am extremely excited about our future! With over 30 years of banking experience in the communities that we serve, I feel uniquely qualified to lead the Bank. My role as a consultant and board member over the past three years has enabled me to appreciate our many strengths. We shall continue to build on our basic strategy—responsive to customers, quality relationships, community oriented banking, all in an effort to further enhance shareholder value."

The decision to name Jelavich to the permanent position was deemed a strategic factor for the Bank's continued success and future growth. Feather River State Bank has always been an integral part of the communities in which they serve and this action re-emphasizes the importance of continuing the tradition of providing great community support. "We are confident that John Jelavich is a strong President/CEO that will lead our bank in the delivery of twenty-first century banking. His solid decision making skills, banking insight, and strong community ties makes him a great fit for our style of relationship banking. Feather River State Bank will move forward with confidence as he leads the way to a prosperous future," commented Al Montna, Chairman of the Board.

California Independent Bancorp and the Bank have their headquarters in Yuba City, California. California Independent Bancorp, through the Bank, furnishes a wide selection of financial products and services to individuals and businesses located in the northern Sacramento Valley. The Bank has nine branches located in Yuba City, Marysville, Colusa, Arbuckle, Wheatland, Woodland, Lincoln, and Roseville, California, serving Sutter, Yuba, Colusa, Yolo, and Placer counties. Noninsured investment products and/or financial planning services are offered by a registered investment representative through Feather River State Bank's affiliation with London Pacific Securities, Inc., a registered broker/dealer and a member of the National Association of Securities Dealers ("NASD") and the Securities Investor Protection Corporation ("SIPC").    Additional information concerning Feather River State Bank's products and services can be found at www.frsb.com or by calling (800) 258-4334.

Forward-looking statements—The Private Securities Litigation Reform Act of 1995:

Certain statements contained in this release are forward-looking statements that are subject to risk and uncertainty. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. A number of factors—many of which are beyond California Independent Bancorp's (the "Company") control—could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2001, and Form 10-Q for the quarter ended March 31, 2002, describe some of these factors, including certain credit, market, operational, liquidity, and interest rate risks associated with the Company's business and operations. Other factors described in the Company's Form 10-K for the year ended December 31, 2001, and Form 10-Q for the quarter ended March 31, 2002, include changes in business and economic conditions, competition, fiscal and monetary policies, and legislation. There are other factors besides these that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements or otherwise affect in the future the Company's business, results of operations and financial condition.    Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update such statements in light of new information or future events.